Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Wright Medical Group N.V.:
We consent to the incorporation by reference in the registration statements (Nos. 333-222057, 333-211115, and 333-208072) on Form S-3 and the registration statements (Nos. 333-212381, 333-207230, 333-207231, 333-182452, 333-172553, and 333-219112) on Form S-8 of Wright Medical Group N.V. and subsidiaries of our reports dated February 27, 2018, with respect to the consolidated balance sheet of Wright Medical Group N.V. as of December 31, 2017 and December 25, 2016, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows for the years ended December 31, 2017, December 25, 2016 and December 27, 2015 and the related notes and financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017 which reports appear in the December 31, 2017 annual report on Form 10-K of Wright Medical Group N.V.

(signed) KPMG LLP
Memphis, Tennessee
February 27, 2018